UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                                  May 19, 2005
                Date of Report (Date of earliest event reported)




                         THE CHARLES SCHWAB CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)



             Delaware                  1-9700                94-3025021
   (State or other jurisdiction      Commission           (I.R.S. Employer
 of incorporation or organization)   File Number       Identification Number)



                   120 Kearny Street, San Francisco, CA 94108
              (Address of principal executive offices and zip code)
       Registrant's telephone number, including area code: (415) 627-7000




     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     |_| Written  communications  pursuant to Rule 425 under the  Securities Act
         (17 CFR 230.425)

     |_| Soliciting  material pursuant to Rule 14a-12 under the Exchange Act (17
         CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

                         THE CHARLES SCHWAB CORPORATION



Item 1.01     Entry into a Material Definitive Agreement

Peter K. Scaturro Offer Letter
------------------------------

On May 19, 2005, the Compensation Committee (the "Committee") of the Board of Directors of The Charles Schwab Corporation ("Schwab") approved an offer letter to Peter K. Scaturro dated May 4, 2005 containing the terms of Mr. Scaturro's employment (the "Offer Letter") as Chief Executive Officer of U.S. Trust Corporation ("U.S. Trust"), a wholly owned subsidiary of Schwab. Under the Offer Letter, a copy of which is attached as Exhibit 10.275 to this current report on Form 8-K, Schwab and Mr. Scaturro agreed to the following material terms and conditions:

   - Mr. Scaturro will receive an initial annual salary of $500,000. During 2005, he will be eligible for an annual target bonus of 400% of his annual salary, based on achievement of pre-determined performance objectives.

   - Mr. Scaturro will be granted options to purchase 500,000 shares of Schwab common stock, at an exercise price per share equal to the closing price of Schwab stock on the date of grant. The option will vest over four years, with 50% vesting on each of the third and fourth anniversary of the grant date. Mr. Scaturro also will be granted $2 million in restricted shares of Schwab common stock (valued on the grant date of May 19, 2005) that vest on the earlier of (1) the 5th anniversary of the grant date; or (2) March 15, 2008, provided that for each of the fiscal years 2005, 2006 and 2007, U.S. Trust achieves certain performance targets related to revenue growth, pre-tax profit margin, and net new assets. These awards were granted by the Committee at the same meeting at which the offer letter was approved.

   - Mr. Scaturro is entitled to participate in Schwab's long-term incentive program ("LTIP") for officers with a target grant in the range of $1 million to $1.25 million.

   - Mr. Scaturro is guaranteed to receive at least $2.5 million in cash compensation (salary and bonus) during the first 12 months of his employment ("Guarantee"). The Guarantee will not be paid if Mr. Scaturro resigns or is terminated for cause (the term "cause" is defined in the Offer Letter). The Guarantee is paid if Mr. Scaturro is terminated by Schwab without cause.

   - During the first 24 months of his employment, if Mr. Scaturro is terminated without cause or resigns for good reason (the term "good reason" is defined in the Offer Letter), Mr. Scaturro is entitled to one year's salary and bonus, and vesting of his initial stock option and restricted stock awards based on years of service already completed plus one additional year of service. In the event of the sale or merger of U.S. Trust, if Mr. Scaturro is not employed by the surviving entity, Mr. Scaturro is entitled to two years' salary and bonus, and vesting of his initial stock option and restricted stock awards based on years of service already completed plus two additional years of service. If Mr. Scaturro accepts an offer with the surviving entity, then Mr. Scaturro will be entitled to one year's salary and bonus and vesting of his initial stock option and restricted stock awards based on years of service already completed plus one additional year of service. Any amount paid under the Guarantee will not be taken into account in determining any payments made in any of the above cases. Payment of any severance benefits is in lieu of benefits under any other Schwab severance arrangement and is subject to execution of a severance agreement that includes, among other post-termination obligations, a release of claims.

                         THE CHARLES SCHWAB CORPORATION


The foregoing description of the Offer Letter is qualified in its entirety by reference to the provisions of the Offer Letter attached as Exhibit 10.275 to this current report on Form 8-K, which are incorporated by reference herein.

Alan J. Weber Separation Agreement
----------------------------------

On May 19, 2005, the Committee approved the following key terms of a separation agreement with Alan J. Weber in connection with his retirement as Chairman and Chief Executive Officer of U.S. Trust:

   - Mr. Weber is deemed to have retired as a Schwab officer and from any and all U.S. Trust and Schwab directorships he holds, effective as of May 19, 2005.

   -   Mr. Weber is entitled to cash lump sum payments totaling $1.4 million.

   - Mr. Weber will be treated as a retiree for purposes of all of his previously granted long-term awards, including stock options, restricted stock and cash LTIP units. Accordingly, all such long-term awards granted more than 2 years ago will be 100% vested and, in the case of stock options, will be fully exercisable. Mr. Weber will have 2 years after his separation date to exercise vested nonqualified stock options.

   - Schwab's obligations to provide the foregoing benefits and payments to Mr. Weber pursuant to the separation agreement are subject to the satisfaction by Mr. Weber of certain post-termination obligations including a release and waiver of claims.

Grant of Restricted Stock and Stock Options to U.S. Trust Non-Employee Director
-------------------------------------------------------------------------------

On May 19, 2005, the Committee approved the following awards under Schwab's 2004 Stock Incentive Plan to Mr. Robert N. Wilson for prior services during 2003 and 2004 as a non-employee director of U.S. Trust (these awards are equivalent to the value received by other U.S. Trust non-employee directors for such service):
(1) 2,640 restricted shares with 50% vesting on the grant date and 50% vesting on the 1st anniversary of the grant date; (2) 2,620 restricted shares with 25% vesting on the grant date, 25% vesting on the 1st anniversary of the grant date and 50% vesting on the 2nd anniversary of the grant date; (3) an option to purchase 2,900 shares of Schwab common stock with 50% vesting on the grant date and 50% vesting on the 1st anniversary of the grant date; (4) an option to purchase 3,050 shares of Schwab common stock with 25% vesting on the grant date, 25% vesting on the 1st anniversary of the grant date and 50% vesting on the 2nd anniversary of the grant date. Each option has a term of 10 years and an exercise price per share equal to the closing price of Schwab stock on the date of grant. Mr. Wilson also serves as a non-employee director on Schwab's Board of Directors.

Approval of an Amendment to the 2004 Stock Incentive Plan
---------------------------------------------------------

At  Schwab's  2005  Annual  Meeting  of   Stockholders  on  May  19,  2005,  the
stockholders approved an amendment to Schwab's 2004 Stock Incentive Plan (the "2004 Plan"). The amendment provides that non-employee directors will receive an initial grant of options on 10,000 shares of Schwab common stock and that the annual, automatic grants to non-employee directors will consist of (1) options on 5,000 shares of Schwab common stock, and (2) a number of restricted shares of Schwab common stock determined by dividing $60,000 by the fair market value of a share of Schwab common stock on the grant date.

                         THE CHARLES SCHWAB CORPORATION


Approval of an Amendment to the Corporate Executive Bonus Plan
--------------------------------------------------------------

At  Schwab's  2005  Annual  Meeting  of  Stockholders   on  May 19,   2005,  the
stockholders approved an amendment to Schwab's Corporate Executive Bonus Plan (the "CEBP"). The CEBP, as amended, provides as follows:

   - Bonuses to executive officers will be based on attainment of certain performance objectives. Performance criteria may be measured on a corporate, subsidiary, enterprise or business unit basis, or a combination thereof. Performance criteria may reflect absolute entity performance or a relative comparison of entity performance to the performance of a peer group of entities or other external measure of the selected performance criteria. Performance criteria include pre-tax operating profit margin, pre-tax reported profit margin, after-tax operating profit margin, after-tax reported profit margin, pre-tax operating profits, pre-tax reported profits, cash flow, revenues, revenue growth, operating revenue growth, client net new asset growth, return on assets, return on equity, return on investment, stockholder return and/or value, earnings per share, conversions of and/or increase in client assets, sales (of products, offers, or services) and changes between years or periods that are determined with respect to any of these performance criteria.

   - The maximum award that may be paid to any participant (other than the Chief Executive Officer) under the CEBP for any calendar year cannot exceed $8 million. The maximum award that may be paid to the Chief Executive Officer under the CEBP for any calendar year cannot exceed $15 million.

                         THE CHARLES SCHWAB CORPORATION


Exhibit Index

10.275 Peter K. Scaturro Offer Letter

                         THE CHARLES SCHWAB CORPORATION


                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                           THE CHARLES SCHWAB CORPORATION
                                                 (Registrant)



Date:  May 25, 2005                              /s/ Christopher V. Dodds
       -----------------                         -----------------------------
                                                 Christopher V. Dodds
                                                 Executive Vice President and
                                                 Chief Financial Officer